Exhibit 11.1

                     TRANSPORT CORPORATION OF AMERICA, INC.
                    Computation of Earnings per Common Share

                                             Three months ended
                                                  March 31,
                                        ---------------------------
                                              1998          1997
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Net earnings                            $   1,300,000 $     988,000
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Average number of common
 shares outstanding                         6,669,700     6,515,624

Dilutive effect of outstanding stock
 options and warrants                          97,971       220,204
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Average number of common and common
 equivalent shares outstanding              6,767,671     6,735,828
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Basic earnings per share                $        0.19  $       0.15

Diluted earnings per share              $        0.19  $       0.15